EXHIBIT 99.1

SYSCO                                                             [COMPANY LOGO]
--------------------------------------------------------------------------------
 SYSCO Corporation                                                  NEWS RELEASE
 1390 Enclave Parkway
 Houston, Texas 77077-2099
 (281) 584-1390                                 FOR MORE INFORMATION
                                                CONTACT: John M. Palizza
                                                         Assistant Treasurer
                                                         (281) 584-1308


        SYSCO'S THIRD QUARTER DILUTED EPS RISE 13.3%, SALES INCREASE 5.9%
        -----------------------------------------------------------------

     HOUSTON, MAY 2, 2005 -- SYSCO Corporation (NYSE: SYY), North America's leading foodservice marketer and distributor, today announced results for the third quarter ended April 2, 2005, of its fiscal year ending July 2, 2005.

THIRD QUARTER FY2005  HIGHLIGHTS:
---------------------------------
o Diluted earnings per share rose 13.3% to $0.34 compared to $0.30 in the same period last year.
o Net earnings climbed 11.4% to $218.2 million vs. $195.8 million in last year's third quarter.
o Sales increased 5.9% to $7.4 billion versus $7.0 billion in the third quarter of fiscal 2004.
o Non-comparable acquisitions contributed 1.0% to sales growth, and inflation, as measured by product cost increases, was 3.8% in the third quarter.

FIRST 39 WEEKS FY2005 HIGHLIGHTS:
---------------------------------
o Diluted earnings per share rose 9.5% to $1.04 compared to $0.95 in the same period last year.
o Net earnings climbed 8.0% to $676.8 million vs. $626.6 million in last year's first 39 weeks.
o    Sales increased 5.2% to $22.3 billion versus $21.2 billion last year.
o Non-comparable acquisitions contributed 0.7% to sales growth, and inflation, as measured by product cost increases, was 4.4% during the period.

     Richard J. Schnieders, SYSCO's chairman and chief executive officer, said, "In addition to the improvement in sales growth compared to last year, we were also pleased to see sequential improvement in the rate of sales growth during the fiscal third quarter over the second quarter. We believe the foodservice operating environment is progressively gaining strength and our operating companies continued focusing on business reviews and business development with the objective of helping our customers succeed.

     "I am especially proud of the way our companies overcame the more difficult operating expense environment that resulted from higher fuel costs and harsh weather in the Northeast and the Midwest," he continued, noting that SYSCO's operating companies recorded a strong 20 basis-point reduction in operating expenses as a percent to sales in the third quarter.

     "I remain optimistic about both the direction of our industry and SYSCO's opportunity to capitalize on future sales and earnings gains," added Mr. Schnieders. "We will be growing our entire base of Customer Contact associates in the coming quarters to take advantage of our improving operating environment and further strengthen our efforts to help our customers succeed."

     Mr. Schnieders also noted that SYSCO benefited from a reversal of an $11.0 million accrual for an income tax contingency during the quarter. Based on additional information and supported by a third party analysis, the company believes that the tax accrual is no longer warranted.


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




     Thomas E. Lankford, SYSCO's president and chief operating officer, added, "Among the most significant activities of the third quarter was the successful opening of our northeast Redistribution Center (RDC) in Front Royal, Virginia. On February 14 it shipped its first truckload to our broadline company near Boston, and to date it is supplying five of the 14 broadline companies in the Northeast Region. By the end of this month one-half of those companies will be receiving shipments from the northeast RDC. The project remains on time, on budget and is performing better than our planned projections."

     During the third quarter, $14 million was expensed and $5.5 million was capitalized related to the National Supply Chain Project compared to last year's third quarter when $3 million was expensed and $25 million was capitalized. Through the end of the third fiscal quarter the total amount expensed on the National Supply Chain Project was $95.7 million and the total amount capitalized was $184.1 million.

     "Our FreshPoint subsidiary continued to expand its distribution reach with the acquisition of a specialty produce distributor in Modesto, California, during the quarter," continued Mr. Lankford. "In terms of internal growth activity, our broadline fold-out company in Post Falls, Idaho began distributing products in April to the Spokane, Washington and surrounding foodservice markets. Going forward, our goal is to open at least three fold-out companies per year to ensure we continue achieving the efficiencies and benefits of being closer to our customers."

     During the third quarter SYSCO's total capital expenditures were approximately $98.8 million, resulting in total expenditures of $304.4 million for the first 39 weeks of fiscal year 2005. The company now anticipates that capital spending for fiscal 2005 will be in a range of $400 to $425 million, a slight revision to the previously provided range of $400 to $450 million.

     "Sales continue to head in the right direction and we are committed to building on this momentum," concluded Mr. Lankford. "Our skilled and committed associates' efforts on behalf of our customers, our growth initiatives and the continued success we are experiencing from the implementation of our RDC will continue to set us apart from the competition and position SYSCO for future market share gains."

     SYSCO, the largest foodservice marketing and distribution organization in North America, provides food and related products and services to approximately 400,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers, generating sales of approximately $30.0 billion for calendar year 2004. SYSCO's operations, supported by approximately 46,000 associates, are located throughout the United States and Canada and include broadline foodservice distribution companies, specialty produce and custom-cut meat operations, Asian cuisine foodservice distributors, hotel supply operations and chain restaurant distribution subsidiaries. For more information about SYSCO visit the company's Internet home page at www.sysco.com. As previously announced, SYSCO's second quarter 2005 earnings conference call will be held at 10:00 a.m. EST on Monday, May 2, 2005. A live webcast of the call, as well as a copy of this press release, will be available online at www.sysco.com.

FORWARD-LOOKING STATEMENTS

     CERTAIN STATEMENTS MADE HEREIN ARE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INCLUDE STATEMENTS REGARDING SYSCO'S ABILITY TO INCREASE SALES, GAIN MARKET SHARE, IMPROVE OPERATING EFFICIENCIES, CONTROL EXPENSES AND EXECUTE ITS GROWTH STRATEGIES; CAPITAL EXPENDITURES AND OTHER FUTURE INVESTMENTS; INDUSTRY TRENDS; THE EXPECTED TIMING, COST AND BENEFITS OF THE NATIONAL SUPPLY CHAIN PROJECT AND NORTHEAST REDISTRIBUTION CENTER AND THE EXPECTED TIMING AND ANTICIPATED IMPACT OF FOLD-OUTS AND ACQUISITIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ESTIMATES; ACTUAL RESULTS MAY DIFFER MATERIALLY. THOSE RISKS AND UNCERTAINTIES THAT COULD IMPACT THESE STATEMENTS INCLUDE THE RISKS RELATING TO THE FOODSERVICE DISTRIBUTION INDUSTRY'S RELATIVELY LOW PROFIT MARGINS AND SENSITIVITY TO GENERAL ECONOMIC CONDITIONS, INCLUDING THE CURRENT ECONOMIC ENVIRONMENT AND CONSUMER SPENDING; THE RISK THAT HIGHER COSTS DUE TO INFLATION CANNOT BE PASSED ON TO CUSTOMERS OR THAT THE CURRENT HIGH LEVELS OF INFLATION DO NOT RETURN TO HISTORICAL LEVELS; SYSCO'S LEVERAGE AND DEBT RISKS; THE SUCCESSFUL COMPLETION AND INTEGRATION OF ACQUISITIONS AND FOLD-OUTS; THE RISK OF INTERRUPTION OF SUPPLIES DUE TO LACK OF LONG-TERM CONTRACTS, SEVERE WEATHER, WORK STOPPAGES OR OTHERWISE; CONSTRUCTION SCHEDULES; MANAGEMENT'S ALLOCATION OF CAPITAL AND THE TIMING OF CAPITAL PURCHASES SUCH AS FLEET AND EQUIPMENT; COMPETITIVE CONDITIONS; LABOR ISSUES; AND INTERNAL FACTORS SUCH AS THE ABILITY TO CONTROL EXPENSES. FOR A DISCUSSION OF ADDITIONAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, SEE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 3, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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
                                SYSCO CORPORATION
                 CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
                      (In Thousands Except for Share Data)

                                                               FOR THE 13-WEEK PERIOD ENDED
                                                          -----------------------------------
                                                           APRIL 2, 2005       MARCH 27, 2004
                                                          ---------------      ---------------
      Sales                                                $  7,437,453        $  7,025,585
      Costs and expenses
          Cost of sales                                       6,032,165           5,684,192
          Operating expenses                                  1,052,477           1,008,493
          Interest expense                                       20,151              15,737
          Other, net                                             (2,919)             (1,250)
                                                           --------------      ---------------
      Total costs and expenses                                7,101,874           6,707,172
                                                           --------------      ---------------
      Earnings before income taxes                              335,579             318,413
                                                                117,359             122,589
                                                           --------------      ---------------
      Income taxes (34.97% in Q05; 38.50% in Q04)
      Net earnings                                         $    218,220        $    195,824
                                                           ==============      ===============
      Basic earnings per share                             $       0.34        $       0.31
                                                           ==============      ===============
      Diluted earnings per share                           $       0.34        $       0.30
                                                           ==============      ===============
      Average shares outstanding                            635,654,561         642,038,004
      Diluted average shares outstanding                    650,753,697         663,097,806
--------------------------------------------------------------------------------------------------

     Comparative segment sales data for the third quarter of fiscal years 2005 and 2004 are summarized below.

                                                              FOR THE 13-WEEK PERIOD ENDED
     (Unaudited)                                         ------------------------------------
     ($000)                                               APRIL 2, 2005        MARCH 27, 2004
                                                         ---------------      ---------------
      Sales
          Broadline                                       $  5,895,662         $  5,648,123
          SYGMA                                                982,842              873,344
          Other                                                642,747              574,401
          Intersegment Sales                                   (83,798)             (70,283)
                                                         ---------------      ---------------
      Total Sales                                         $  7,437,453         $  7,025,585
                                                         ===============      ===============
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

  COMPARATIVE SUPPLEMENTAL STATISTICAL INFORMATION RELATED TO SALES (UNAUDITED)

     Comparative SYSCO Brand Sales and Marketing Associate-Served Sales data for the third quarter of fiscal years 2005 and 2004 are summarized below.


                                                              FOR THE 13-WEEK PERIOD ENDED
                                                         -----------------------------------
                                                          APRIL 2, 2005       MARCH 27, 2004
                                                         ---------------      ---------------
    SYSCO Brand Sales as a % of
       MA-Served Sales                                        56.6%               57.5%
    SYSCO Brand Sales as a % of
       Total Traditional Sales                                48.8%               49.1%
       in the U.S.
    MA-Served Sales as a % of
       Total Traditional Broadline Sales                      52.6%               51.7%
       in the U.S.

------------------------------------------------------------------------------------------------

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


                                SYSCO CORPORATION
                 CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
                      (In Thousands Except for Share Data)

                                                             FOR THE 39-WEEK PERIOD ENDED
                                                         ------------------------------------
                                                          APRIL 2, 2005        MARCH 27, 2004
                                                         ---------------      ---------------
      Sales                                               $  22,300,635        $  21,196,386
      Costs and expenses
          Cost of sales                                      18,060,611           17,107,358
          Operating expenses                                  3,112,808            3,029,682
          Interest expense                                       55,616               50,744
          Other, net                                             (6,581)             (10,285)
                                                         ---------------      ---------------
      Total costs and expenses                               21,222,454           20,177,499
                                                         ---------------      ---------------
      Earnings before income taxes                            1,078,181            1,018,887
                                                                401,404              392,271
                                                         ---------------      ---------------
      Income taxes (37.23% in 05; 38.50% in 04)
      Net earnings                                        $     676,777        $     626,616
                                                         ===============      ===============
      Basic earnings per share                            $        1.06        $        0.97
                                                         ===============      ===============
      Diluted earnings per share                          $        1.04        $        0.95
                                                         ===============      ===============
      Average shares outstanding                            637,487,017          644,219,976
      Diluted average shares outstanding                    653,057,150          662,482,772
----------------------------------------------------------------------------------------------


     Comparative segment sales data for the 39 weeks of fiscal years 2005 and 2004 are summarized below.

                                                              FOR THE 39-WEEK PERIOD ENDED
     (Unaudited)                                         ------------------------------------
     ($000)                                               APRIL 2, 2005       MARCH 27, 2004
     Sales                                               ---------------      ---------------
          Broadline                                       $  17,838,966        $  17,156,599
          SYGMA                                               2,840,043            2,561,446
          Other                                               1,867,871            1,707,734
          Intersegment Sales                                   (246,245)            (229,393)
                                                         ---------------      ---------------
     Total Sales                                          $  22,300,635        $  21,196,386
                                                         ===============      ===============
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


  COMPARATIVE SUPPLEMENTAL STATISTICAL INFORMATION RELATED TO SALES (UNAUDITED)

     Comparative SYSCO Brand Sales and Marketing Associate-Served Sales data for the 39 weeks of fiscal years 2005 and 2004 are summarized below.

                                                             FOR THE 39-WEEK PERIOD ENDED
                                                         ------------------------------------
                                                          APRIL 2, 2005       MARCH 27, 2004
                                                         ---------------      ---------------
      SYSCO Brand Sales as a % of
         MA-Served Sales                                       57.3%                57.4%
      SYSCO Brand Sales as a % of
         Total Traditional Broadline Sales                     49.4%                49.3%
         in the U.S.
      MA-Served Sales as a % of
         Total Traditional Broadline Sales                     53.3%                53.1%
         in the U.S.
----------------------------------------------------------------------------------------------



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                                SYSCO CORPORATION
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In Thousands)

                                                           APRIL 2, 2005       MARCH 27, 2004
                                                         ----------------     ----------------
    ASSETS
    Current assets
       Cash                                               $     199,518        $     172,695
       Receivables                                            2,242,837            2,087,476
       Inventories                                            1,490,305            1,373,251
       Prepaid expenses                                          63,482               57,128
                                                         ----------------     ----------------
         Total current assets                                 3,996,142            3,690,550

    Plant and equipment at cost, less depreciation            2,247,555            2,088,314

    Other assets
       Goodwill and intangibles                               1,267,914            1,177,161
       Restricted cash                                          185,233              169,220
       Prepaid pension cost                                     272,266                   --
       Other                                                    198,126              201,587
                                                         ----------------     ----------------
          Total other assets                                  1,923,539            1,547,968
                                                         ----------------     ----------------
    Total assets                                          $   8,167,236        $   7,326,832
                                                         ================     ================
    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities
       Notes payable                                      $      73,043        $     105,922
       Accounts payable                                       1,770,379            1,717,438
       Accrued expenses                                         698,135              650,193
       Accrued income taxes                                     114,170               67,673
       Deferred taxes                                           312,357              296,567
       Current maturities of long-term debt                     365,755               10,296
                                                         ----------------     ----------------
         Total current liabilities                            3,333,839            2,848,089

    Other liabilities
       Long-term debt                                         1,032,822            1,420,139
       Deferred taxes                                           705,918              561,666
       Other long-term liabilities                              278,877              227,890
                                                         ----------------     ----------------
         Total other liabilities                              2,017,617            2,209,695

    Contingencies
    Shareholders' equity
       Common stock, par $l per share                           765,175              765,175
       Paid-in capital                                          377,067              317,003
       Retained earnings                                      4,362,360            3,762,183
       Other comprehensive income (loss)                         45,928             (144,862)
       Treasury stock                                        (2,734,750)          (2,430,451)
                                                         ----------------     ----------------
       Total shareholders' equity                             2,815,780            2,269,048
                                                         ----------------     ----------------
    Total liabilities and shareholders' equity            $   8,167,236        $   7,326,832
                                                         ================     ================
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


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                                                  SYSCO CORPORATION
                                         CONSOLIDATED CASH FLOWS (UNAUDITED)
                                                   (In Thousands)

                                                               FOR THE 39-WEEK PERIOD ENDED
                                                         -------------------------------------
                                                           APRIL 2, 2005       MARCH 27, 2004
                                                         ----------------     ----------------
Cash flows from operating activities:

  Net earnings                                            $     676,777        $     626,616
  Add non-cash items:
      Depreciation and amortization                             230,964              209,054
      Deferred tax provision                                    383,852              408,139
      Provision for losses on receivables                        21,873               23,613
  Additional  investment  in certain  assets
    and  liabilities,  net of effect of
    businesses acquired:
      (Increase) in receivables                                 (48,948)             (85,195)
      (Increase) in inventories                                 (69,578)            (134,750)
      (Increase) in prepaid expenses                             (8,080)              (4,701)
      Increase in accounts payable                                7,967               77,154
      (Decrease) increase in accrued expenses                   (38,225)               7,567
      (Decrease) in income taxes                               (342,831)            (283,980)
      (Increase) in other assets                                (10,245)             (18,982)
      Increase (decrease) in other
        long-term liabilities and
        prepaid pension cost, net                                17,743              (67,900)
                                                         ----------------     ----------------
    Net cash provided by operating activities                   821,269              756,635
                                                         ----------------     ----------------
Cash flows from investing activities:
  Additions to plant and equipment                             (304,400)            (379,390)
  Proceeds from sales of plant and equipment                     17,059               13,354
  Acquisition of businesses, net of cash acquired               (49,485)             (34,091)
  Increase in restricted cash                                   (16,584)             (90,223)
                                                         ----------------     ----------------
    Net cash used for investing activities                     (353,410)            (490,350)
                                                         ----------------     ----------------
Cash flows from financing activities:
  Bank and commercial paper (repayments)                           (791)             (15,779)
  Other debt (repayments) borrowings                             (3,092)             184,966
  Cash from termination of interest rate swap                     5,316                1,305
  Common stock reissued from treasury                           150,467              135,816
  Treasury stock purchases                                     (354,078)            (508,963)
  Dividends paid                                               (261,974)            (226,271)
                                                         ----------------     ----------------
    Net cash used for financing activities                     (464,152)            (428,926)
                                                         ----------------     ----------------
Effect of exchange rate changes on cash                          (3,895)              (2,111)
                                                         ----------------     ----------------
Net decrease in cash                                               (188)            (164,752)
Cash at beginning of period                                     199,706              337,447
                                                         ----------------     ----------------
Cash at end of period                                     $     199,518        $     172,695
                                                         ================     ================
Cash paid during the period for:
  Interest                                                $      50,136        $      46,875
  Income taxes                                                  357,135              257,102

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